Exhibit 99.2

FORM OF NOTICE OF GUARANTEED DELIVERY

TRINSEO MATERIALS OPERATING S.C.A.

TRINSEO MATERIALS FINANCE, INC.

OFFER TO EXCHANGE

$1,325,000,000 aggregate principal amount of outstanding

8.750% Senior Secured Notes due 2019 (CUSIP NOS. 89668Q AA6 and L9339W AA7) and Related Guarantees

for

$1,325,000,000 aggregate principal amount of

8.750% Senior Secured Notes due 2019 (CUSIP NO. 89668Q AB4) and Related Guarantees

that have been registered under the Securities Act of 1933, as amended,

pursuant to the Prospectus dated                     , 2014

Registered holders of outstanding 8.750% Senior Notes due 2019 (CUSIP NOS. 89668Q AA6 and L9339W A7) (the “Original Notes”) of Trinseo Materials Operating S.C.A., a Luxembourg partnership limited by shares incorporated under the laws of Luxembourg, and Trinseo Materials Finance, Inc., a Delaware Corporation (each a “Company,” and collectively, the “Companies”) who wish to tender their Original Notes in exchange for a like principal amount of new 8.750% Senior Notes due 2019 (CUSIP NO. 89668Q AB4) (the “Exchange Notes”) of the Companies, which have been registered under the Securities Act of 1933, as amended, and whose Original Notes are not immediately available or who cannot deliver their Original Notes and Letter of Transmittal (and any other documents required by the Letter of Transmittal) to Wilmington Trust, National Association (the “Exchange Agent”) prior to the Expiration Date, may use this Notice of Guaranteed Delivery or one substantially equivalent hereto.

This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight delivery) or mailed to the Exchange Agent. See “Description of the Exchange Offer—Procedures for Tendering Original Notes” in the Companies’ Prospectus dated                     , 2014 (the “Prospectus”). Capitalized terms not defined herein have the meanings ascribed to them in the Prospectus.

The Exchange Agent for the Exchange Offer is:

Wilmington Trust, National Association

By registered mail or certified mail; regular mail or overnight courier; or by hand:

Wilmington Trust, National Association

c/o Wilmington Trust Company

Rodney Square North

1100 North Market Street

Wilmington, DE 19890-1626

Attention: Sam Hamed

Facsimile: (302) 636-4139, Attention: Sam Hamed

Telephone Inquiries: (302) 636-6181

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution, such signature guarantee must appear in the applicable space provided on the Letter of Transmittal for Guarantee of Signatures.

Ladies and Gentlemen:

The undersigned hereby tender(s) to the Companies, upon the terms and subject to the conditions set forth in the Prospectus and the accompanying Letter of Transmittal, receipt of which is hereby acknowledged, the principal amount of Original Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption “Description of the Exchange Offer—Guaranteed Delivery.”

The undersigned understands and acknowledges that tenders of Original Notes will be accepted only in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000, that no withdrawal of a tender of Original Notes may be made after 5:00 p.m., New York City time, on the Expiration Date and that for a withdrawal of a tender of Original Notes to be effective, a written notice of withdrawal must be timely received by the Exchange Agent at one of its addresses specified on the cover of this Notice of Guaranteed Delivery prior to the Expiration Date.

The undersigned understands that Original Notes tendered and accepted for exchange pursuant to the Exchange Offer will be exchanged for Exchange Notes only after timely receipt by the Exchange Agent of such Original Notes (or Book-Entry Confirmation of the transfer of such Original Notes into the Exchange Agent’s account at The Depository Trust Company (“DTC”)) and a Letter of Transmittal (or facsimile thereof) with respect to such Original Notes properly completed and duly executed, with any required signature guarantees and any other documents required by the Letter of Transmittal or a properly transmitted Agent’s Message.

PLEASE SIGN AND COMPLETE
Signature(s) of Registered Holder(s) or Name(s) of Registered Holder(s):	Name(s) of Registered Holders(s):

Stated Amount at Maturity of Original Notes Tendered:	Address:

Certificate No(s). of Original Notes (if available):	If Outstanding notes will be delivered by book-entry transfer at DTC Account No.:

Date:

All authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall not be affected by, and shall survive, the death or incapacity of the undersigned, and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.

This Notice of Guaranteed Delivery must be signed by the registered holder(s) of Original Notes exactly as its (their) name(s) appear on certificates for Original Notes or on a security position listing as the owner of Original Notes, or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

PLEASE PRINT NAME(S) AND ADDRESS(ES)

Name(s):

Capacity:

Address(es)

GUARANTEE OF DELIVERY
(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, Inc. or a commercial bank or trust company having an office or a correspondent in the United States or an “eligible guarantor institution” as defined by Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) hereby (a) represents that each holder of Original Notes on whose behalf this tender is being made “own(s)” the Original Notes covered hereby within the meaning of Rule 14e-4 under the Exchange Act, (b) represents that such tender of Original Notes complies with such Rule 14e-4, and (c) guarantees that, within three New York Stock Exchange trading days from the date of this Notice of Guaranteed Delivery, a properly completed and duly executed Letter of Transmittal, together with certificates representing the Original Notes covered hereby in proper form for transfer and required documents will be deposited by the undersigned with the Exchange Agent.

THE UNDERSIGNED ACKNOWLEDGES THAT IT MUST DELIVER THE LETTER OF TRANSMITTAL AND ORIGINAL NOTES TENDERED HEREBY TO THE EXCHANGE AGENT WITHIN THE TIME SET FORTH ABOVE AND THAT FAILURE TO DO SO COULD RESULT IN FINANCIAL LOSS TO THE UNDERSIGNED.

Name of Firm:	Authorized Signature:

Address:	Name:

Title:

Area Code and Telephone No.:

Date:

DO NOT SEND ORIGINAL NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. ORIGINAL NOTES SHOULD BE SENT TO THE EXCHANGE AGENT TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL.

4